Exhibit 99.1
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 3900
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
First Industrial Realty Trust Reports
First Quarter 2011 Results
•	Full Year FFO Guidance Before One-Time Items Unchanged as 1Q11 Performance Offsets Impact of March Equity Offering

•	Occupancy of 84.7%, up 330 Basis Points from 1Q10

•	Raised Approximately $100 Million by Issuing 8.9 Million Common Shares in March 2011

•	Completed Asset Sales Totaling $18.6 Million Comprised of 0.7 Million Square Feet from Non-Strategic Asset Pool; Closed Three Additional Sales in 2Q11 to Date Totaling $11.6 Million

•	Paid Off Two Mortgage Loans Totaling $33.2 Million at a Weighted Average Interest Rate of 7.2%; Retired a $27.4 Million, 7.5% Mortgage Loan in 2Q11
CHICAGO, April 27, 2011 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, today announced results for first quarter 2011. Diluted net (loss) available to common stockholders per share (EPS) was ($0.12) in the first quarter, compared to ($0.35) a year ago.
First Industrial’s first quarter FFO was $0.20 per share/unit on a diluted basis, compared to $0.11 per share/unit a year ago.
FFO per share results for the first quarter of 2011 include a $0.02 restructuring charge related to the sublease of corporate office space and $0.01 loss on early retirement of debt. Excluding these one time items, FFO was $0.23 per share.
“Industrial real estate fundamentals continue to improve as companies invest for growth and require additional space to meet customer demand,” said Bruce W. Duncan, First Industrial’s president and CEO. “Our first quarter operating results before one time items were better than anticipated as a result of lower bad debt and landlord expenses and lower interest costs, which offset the net dilution from our recent equity offering in our full year FFO guidance.”
Portfolio Performance for On Balance Sheet Properties – First Quarter 2011
•	In-service occupancy was 84.7% at the end of the quarter, compared to 85.0% at the end of the fourth quarter 2010, and 81.4% at the end of the first quarter of 2010.

•	Retained tenants in 78.0% of square footage up for renewal.
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•	Excluding lease termination fees, same property cash basis net operating income (NOI) declined 1.0%. Including lease termination fees, same property NOI declined 0.9%.

•	Rental rates decreased 10.0% on a cash basis; leasing costs were $2.01 per square foot, lower than the prior quarter due to a higher proportion of renewals to new leases.
Capital Markets Activities and Financial Position (Balance Sheet Information)
In the first quarter, the Company:
•	Completed the sale of 13 industrial properties on balance sheet totaling approximately 697,000 square feet of gross leaseable area (GLA), for total aggregate gross proceeds of approximately $18.6 million. All first quarter property sales were from the Company’s non-strategic property pool.

•	Retired a $14.5 million mortgage loan with an interest rate of 6.75% and an $18.7 million mortgage loan with an interest rate of 7.50% prior to their original maturities.

•	Completed in March 2011 the issuance of 8.9 million shares of the Company’s common stock at a price of $11.30 per share net, generating approximately $100 million in proceeds.

•	Obtained a commitment for a secured financing transaction expected to generate gross proceeds in excess of $175 million at an interest rate of approximately 4.45%, with a maturity of seven years. The secured financing transaction is expected to close on May 2, 2011, but remains subject to lender due diligence and documentation. There can be no assurance that it will close or generate the expected proceeds.

•	Established a new “at the market” equity offering program in February through which the Company may from time to time sell up to 10 million common shares with an aggregate gross sales price of up to $100 million. The Company did not issue any shares via this program in the first quarter.
In the second quarter of 2011 to date, the Company:
•	Completed the sale of three industrial properties totaling approximately 314,000 square feet of GLA for gross proceeds of approximately $11.6 million.

•	Retired a $27.4 million mortgage loan on April 1, 2011 with an interest rate of 7.50% prior to its original maturity.
“We continue to execute on our capital markets strategy to reduce overall leverage, manage our upcoming maturities, and position the Company for future investment and growth,” said Scott Musil, chief financial officer.
Common Dividend Policy
First Industrial’s dividend policy is to distribute the minimum amount required to maintain its REIT status. The Company did not declare any common stock dividends in 2010 and may not pay common stock dividends in 2011, depending on its taxable income. If required to pay common stock dividends in 2011, the Company may elect to satisfy this obligation by distributing a combination of cash and common shares.
Outlook for 2011
Mr. Duncan stated, “We expect our portfolio occupancy to trend positively throughout the year, as tenants’ supply chain requirements grow in an expanding economy. Rental rates continue to be impacted by the amount of competing supply in most of our markets.”
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	Low End of	High End of
	Guidance for 2011	Guidance for 2011
	(Per share/unit)	(Per share/unit)
Net Income (Loss) Available to Common Stockholders	(0.56)	(0.46)
Add: Real Estate Depreciation/Amortization	1.39	1.39
Less: Gain from Sale of Depreciated Properties in 1Q11	(0.05)	(0.05)

FFO (NAREIT Definition)	$0.78	$0.88

FFO Excluding Restructuring Charges and Loss from Early Retirement of Debt	$0.83	$0.93

The following assumptions were used:
•	Average in-service occupancy for 2011 of 85.0% to 87.0%

•	Same-store NOI of -1% to 1% for the full year

•	JV FFO of $1.3 million, an increase of $0.2 million from prior guidance related to additional economics in 1Q11 from joint ventures concluded in 2010

•	General and administrative expense of approximately $23 million to $24 million

•	Restructuring charges of approximately $1.5 million, or $0.02 per share, primarily related to the partial sublease of corporate office space, the majority of which was incurred in the first quarter of 2011.

•	Losses from early retirement of debt of $0.03 per share, $0.01 per share of which was incurred in the first quarter

•	Issuance of $175 million of secured debt at an interest rate of approximately 4.45% in the second quarter, with proceeds to be used to paydown or retire other outstanding debt

•	Guidance reflects $0.03 per share net dilution from issuance of 8.9 million common shares in March 2011 equity offering.

•	The Company plans to sell additional properties in 2011 depending upon market conditions, including previously depreciated assets, the impact of which is not included in our FFO and EPS guidance above.

•	FFO and EPS guidance does not include the impact of issuing additional equity for the remainder of 2011, which the Company may elect to do, depending on market conditions.
A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.
FFO Definition
First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
About First Industrial Realty Trust, Inc.
First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner and operator of industrial real estate and provider of supply chain solutions to multinational corporations and regional customers. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. We have a track
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record of industry leading customer service, and in total, we own, manage and have under development 73 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.
Forward-Looking Information
This press release and the presentation to which it refers contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2010 and in the Company’s subsequent reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. CDT, 12:00 p.m. EDT, on Thursday, April 28, 2011. The conference call may be accessed by dialing (888) 823-7459 and the passcode is “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.
The Company’s first quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.
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Contact:	Art Harmon Senior Director, Investor Relations and Corporate Communications 312-344-4320
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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Statement of Operations and Other Data:
Total Revenues	$71,897	$74,341

Property Expenses	(25,249)	(25,430)
General & Administrative Expense	(5,269)	(8,917)
Restructuring Costs	(1,160)	(264)
Impairment of Real Estate	913	—
Depreciation of Corporate F,F&E	(405)	(506)
Depreciation and Amortization of Real Estate	(26,974)	(26,915)
Construction Expenses	—	(209)

Total Expenses	(58,144)	(62,241)

Interest Income	980	1,075
Interest Expense	(26,789)	(27,677)
Amortization of Deferred Financing Costs	(1,085)	(821)
(Loss) Gain from Early Retirement of Debt	(1,026)	355
Mark-to-Market Gain (Loss) on Interest Rate Protection Agreements	44	(134)

Loss from Continuing Operations Before Equity in Income (Loss) of Joint Ventures and Income Tax Benefit (Provision)	(14,123)	(15,102)

Equity in Income (Loss) of Joint Ventures (b)	36	(459)
Income Tax Benefit (Provision)	289	(111)

Loss from Continuing Operations	(13,798)	(15,672)

Income (Loss) from Discontinued Operations (Including Gain on Sale of Real Estate of $3,804 and $4,008 for the Three Months Ended March 31, 2011 and March 31, 2010, respectively)	10,135	(3,817)
Provision for Income Taxes Allocable to Discontinued Operations (Including $516 and $0 Allocable to Gain on Sale of Real Estate for the Three Months Ended March 31, 2011 and March 31, 2010, respectively)	(720)	—

Loss Before Gain on Sale of Real Estate	(4,383)	(19,489)

Gain on Sale of Real Estate	—	1,073
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	(394)

Net Loss	(4,383)	(18,810)

Net Loss Attributable to the Noncontrolling Interest	653	1,896

Net Loss Attributable to First Industrial Realty Trust, Inc.	(3,730)	(16,914)

Preferred Dividends	(4,927)	(4,960)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(8,657)	$(21,874)

RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND FAD (c)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(8,657)	$(21,874)

Depreciation and Amortization of Real Estate	26,974	26,915
Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,041	7,075
Noncontrolling Interest	(653)	(1,896)
Depreciation and Amortization of Real Estate from Joint Ventures (b)	188	916
Non-NAREIT Compliant Gains	(3,804)	(4,008)
Non-NAREIT Compliant Loss from Joint Ventures (b)	—	135

Funds From Operations (NAREIT) (“FFO”) (c)	$15,089	$7,263

Loss (Gain) from Early Retirement of Debt	1,026	(355)
Restricted Stock Amortization	645	1,499
Amortization of Deferred Financing Costs	1,085	821
Depreciation of Corporate F,F&E	405	506
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	(44)	134
Impairment of Real Estate	(913)	—
Impairment of Real Estate Included in Discontinued Operations	861	9,155
Non-Incremental Capital Expenditures	(9,431)	(8,873)
Straight-Line Rent	(2,547)	(2,731)

Funds Available for Distribution (“FAD”)(c)	$6,176	$7,419

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (c) AND NOI (c)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(8,657)	$(21,874)

Interest Expense	26,802	27,695
Restructuring Costs	1,160	264
Impairment of Real Estate	(913)	—
Impairment of Real Estate Included in Discontinued Operations	861	9,155
Depreciation and Amortization of Real Estate	26,974	26,915
Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,041	7,075
Preferred Dividends	4,927	4,960
Provision for Income Taxes	431	505
Noncontrolling Interest	(653)	(1,896)
Loss (Gain) from Early Retirement of Debt	1,026	(355)
Amortization of Deferred Financing Costs	1,085	821
Depreciation of Corporate F,F&E	405	506
Depreciation and Amortization of Real Estate from Joint Ventures (b)	188	916
Non-NAREIT Compliant Gains	(3,804)	(4,008)
Non-NAREIT Compliant Loss from Joint Ventures (b)	—	135

EBITDA (c)	$50,873	$50,814

General and Administrative Expense	5,269	8,917
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	(44)	134
NAREIT Compliant Economic Gains (c)	—	(1,073)
FFO of Joint Ventures (c)	(534)	(2,659)

Net Operating Income (“NOI”) (c)	$55,564	$56,133

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAINS (c)

Gain on Sale of Real Estate	$—	$1,073
Gain on Sale of Real Estate included in Discontinued Operations	3,804	4,008
Non-NAREIT Compliant Gains	(3,804)	(4,008)

NAREIT Compliant Economic Gains (c)	$—	$1,073

Weighted Avg. Number of Shares/Units Outstanding — Basic/Diluted (a)	76,002	67,187
Weighted Avg. Number of Shares Outstanding — Basic/Diluted (a)	70,639	61,797

Per Share/Unit Data:
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$15,089	$7,263
- Basic/Diluted (a)	$0.20	$0.11

Loss from Continuing Operations, including Gain on Sale of Real Estate, Net of Income Tax	$(13,798)	$(14,993)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	1,312	1,591
Less: Preferred Dividends	(4,927)	(4,960)

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(17,413)	$(18,362)
- Basic/Diluted (a)	$(0.25)	$(0.30)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(8,657)	$(21,874)
- Basic/Diluted (a)	$(0.12)	$(0.35)

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$2,640,358	$3,304,109
Real Estate and Other Held For Sale, Net	359,421	5,431
Total Assets	2,704,016	3,086,196
Debt (including amounts classified as Held for Sale)	1,618,198	1,908,608
Total Liabilities	1,720,235	2,027,923
Total Equity	$983,781	$1,058,273

a) Pursuant to guidance issued by the FASB regarding the calculation of earnings per share, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share.
On January 1, 2009, the Company adopted newly issued accounting guidance which requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three months ended March 31, 2011 and March 31, 2010, there was no impact on basic and diluted EPS as participating security holders are not obligated to share in losses. The Company conforms the calculation of FFO and FAD with the calculation of EPS.
b) Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and Non-NAREIT Compliant Gains (Loss).
c) Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and amortization on real estate less non-NAREIT Compliant Gains (Loss).
NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.
EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures which are accounted for under the equity method of accounting, plus NAREIT Compliant Economic Gains (Loss), plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.
FAD is defined as EBITDA, minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.
FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as currently calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs.
In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. The Company adopted the following definition of its same store pool of properties: Same store properties, for the period beginning January 1, 2011, include all properties owned prior to January 1, 2010 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2010 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended March 31, 2011 and March 31, 2010, NOI was $55,564 and $56,133, respectively; NOI of properties not in the Same Store Pool was $(122) and $(681), respectively; the impact of straight-line rent and the amortization of above/below market rent was $3,071 and $3,735, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.